Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Asma Emneina	Don Duffy
	650 565 7791	650 565 7740
	asma@financialengines.com	ir@financialengines.com
Financial Engines Reports First Quarter 2010 Financial Results
Assets Under Management Increase 86% Year Over Year to $29.9 Billion
PALO ALTO, Calif — May 11, 2010 — Financial Engines (NASDAQ: FNGN), the leading independent provider of investment management and advice to participants in retirement plans, today reported financial results for its first quarter ended March 31, 2010.
Financial results for the first quarter of 2010 compared to the first quarter of 2009:1
•	Revenue increased 40% to $24.3 million for the first quarter of 2010 from $17.4 million for the first quarter of 2009

•	Professional Management revenue increased 73% to $16.6 million for the first quarter of 2010 from $9.6 million for the first quarter of 2009

•	Net income increased to $1.6 million for the first quarter of 2010 from a net loss of $0.7 million for the first quarter of 2009

•	Net loss attributable to holders of common stock was $3.9 million or $(0.25) per diluted share for the first quarter of 2010 (includes the issuance of a one-time $5.5 million stock dividend) compared to a net loss attributable to holders of common stock of $0.7 million or $(0.07) per diluted share for the first quarter of 2009

•	Non-GAAP Adjusted Net Income[1] increased more than 400% to $3.4 million for the first quarter of 2010 from $0.6 million for the first quarter of 2009

•	Non-GAAP Adjusted EBITDA[1] increased 130% to $5.3 million for the first quarter of 2010 from $2.3 million for the first quarter of 2009

•	Non-GAAP Adjusted Earnings Per Share[1] were $0.08 for the first quarter of 2010 compared to $0.01 for the first quarter of 2009
Key operating metrics as of March 31, 2010 were:
•	Assets under contract (“AUC”) were $289 billion

•	Asset under management (“AUM”) were $29.9 billion

•	Members in Professional Management were 416,000

•	Asset enrollment rates for companies rolled out 26+ months averaged 11.2%
“Financial Engines increased its assets under management by 86% year over year,” says Jeff Maggioncalda, President and CEO, Financial Engines. “Employers are realizing that the do-it-yourself 401(k) is not working and are giving their employees the professional retirement help they need and deserve.”

[1]	Please see “About Non-GAAP Financial Measures” for definitions of the terms Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share.

Review of Financial Results
Total revenue increased 40% to $24.3 million for the first quarter 2010 from $17.4 million for the first quarter of 2009. The increase in revenue was driven primarily by the growth in Professional Management revenue, which increased 73% to $16.6 million for the first quarter of 2010 from $9.6 million for the first quarter of 2009.
Total costs and expenses increased 24% to $22.6 million for the first quarter of 2010 from $18.1 million for the first quarter of 2009, primarily due to an increase in employee-related expense from headcount growth as well as an increase in data connectivity expenses paid to providers. As a percentage of revenue, cost of revenue (exclusive of amortization of internal use software) decreased to 35% for the first quarter of 2010 from 38% for the first quarter of 2009, primarily due to slower increases in payroll and employee-related expenses relative to the increase in revenue during the same period.
Income from operations was $1.8 million for the first quarter of 2010 compared to a loss from operations of $0.7 million for the first quarter of 2009. As a percentage of revenue, income from operations was 7% for the first quarter of 2010 compared to a loss from operations for the first quarter of 2009 of 4%.
Net income was $1.6 million for the first quarter of 2010 compared to a net loss of $0.7 million for the first quarter of 2009. Net loss attributable to holders of common stock was $3.9 million (which includes the issuance of a one-time, non-cash $5.5 million stock dividend related to the Company’s initial public offering such that each share of preferred stock would maintain the one-to-one conversion ratio to common stock) or $(0.25) per diluted share for the first quarter of 2010 compared to a net loss attributable to holders of common stock of $0.7 million or $(0.07) per diluted share for the first quarter of 2009.
On a non-GAAP basis, Adjusted Net Income1 was $3.4 million and Adjusted Earnings Per Share1 were $0.08 for the first quarter of 2010 compared to Adjusted Net Income of $0.6 million and Adjusted Earnings Per Share of $0.01 for the first quarter of 2009.
“Financial Engines revenue increased by 40% over the first quarter of last year, demonstrating strong demand for our services,” says Ray Sims, Chief Financial Officer, Financial Engines. “We are pleased with our financial performance for the first quarter and the success of our recent IPO and continue to be focused on providing retirement help to the millions of American workers who need it.”
Change in Assets Under Contract and Assets Under Management
Total AUC increased by 71% to $289 billion as of March 31, 2010 from $169 billion as of March 31, 2009. Changes in AUC reflect market appreciation, the addition of 401(k) assets from newly signed sponsors, and ongoing participant and employer contributions, offset by sponsor cancellations and participants rolling funds out of the 401(k) plan.
Total AUM increased by 86% to $29.9 billion as of March 31, 2010 from $16.1 billion as of March 31, 2009. The increase in AUM was driven primarily by market appreciation, increased enrollment resulting from marketing campaigns and other ongoing member acquisitions, offset by sponsor and member cancellations.

In billions	Q2’09	Q3’09	Q4’09	Q1’10

AUM, Beginning of Period	$16.1	$19.6	$23.6	$25.7
AUM from net enrollment(1)	1.1	1.0	0.5	2.7
Other(2)	2.4	3.0	1.6	1.5

AUM, End of Period	$19.6	$23.6	$25.7	$29.9

(1)	The aggregate amount of all assets under management, at the time of enrollment, of new members who enrolled in our Professional Management service within the given period less the aggregate amount of assets, at the time of cancellation, for voluntary cancellations occurring when a member terminates their membership in our Professional Management service within the given period less the aggregate amount of assets, as of the last available positive account balance, for involuntary cancellations occurring when the member’s 401(k) plan account balance has been reduced to zero or cancellation of a plan sponsor contract for the Professional Management service has become effective within the given period.

(2)	Other factors affecting assets under management cannot be separately quantified. These factors primarily consist of employer and employee contributions, plan administrative fees and market movement, and also include participant loans and hardship withdrawals. We cannot quantify the impact of these other factors as the information we receive from the plan providers does not separately identify these transactions or the changes in balances due to market movement.
Aggregate Asset Class Exposure for Portfolios Under Management
As of March 31, 2010, the percentage for the style exposures of the portfolios we managed, in aggregate, were approximately as follows:

Cash	6%
Bonds	24%
Domestic Equity	50%
International Equity	20%

Total	100%

Outlook
Financial Engines’ growth strategy includes focusing on increasing penetration within existing Professional Management plan sponsors, enhancing and extending services to individuals entering retirement, expanding the number of retirement plan sponsors, and offering Professional Management to existing online-only sponsors.
Based on financial markets remaining at March 31, 2010 levels, the Company expects fiscal year 2010 revenue to be in the range of $105 million to $110 million and fiscal year 2010 non-GAAP Adjusted EBITDA1 to be in the range of $24 million to $26 million.
Recent Events
On March 16, 2010, Financial Engines commenced its initial public offering of common stock. The Company sold 5,868,100 shares and certain stockholders sold 4,731,900 shares. In addition, the underwriters exercised in full their option to sell an additional 1,590,000 shares, raising total net proceeds of $83.2 million after underwriting discounts but before offering expenses.
On May 10, 2010, the Company repaid its term loan balance of $6.7 million from available cash.
Conference Call
The Company will host a conference call to discuss first quarter 2010 financial results today at 5:00 PM ET. Hosting the call will be Jeff Maggioncalda, President and Chief Executive Officer, and Ray Sims, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 359-3613, or, for international callers, (719) 457-2646. A replay will be available beginning one hour after the call and can be accessed by dialing (888) 203-1112, or (719) 457-0820 for international callers; the conference ID is 5999145. The replay will remain available until Friday, May 14, 2010 and an archived replay will be available for 30 calendar days after the call.
About Non-GAAP Financial Measures
This press release and its attachments include certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP measures include non-GAAP Adjusted EBITDA, non-GAAP Adjusted Net Income and non-GAAP Adjusted Earnings Per Share. Non-GAAP Adjusted EBITDA is defined as net income (loss) before interest (income) expense, income tax expense (benefit), depreciation, amortization of internal use software, amortization of direct response advertising, amortization of deferred commission and stock-based compensation expense. Non-GAAP Adjusted Net Income is defined as net income (loss) before stock-based compensation expense, net of tax and does not include the impact of stock dividends issued. Non-GAAP Adjusted Earnings Per Share is defined as non-GAAP Adjusted Net Income divided by all potentially dilutive common shares outstanding as of the period end. For periods prior to the initial public offering, the dilutive common shares outstanding include the conversion of all preferred stock to common stock, the shares associated with the stock dividend and the shares sold in the initial public offering. This differs from the weighted average diluted shares outstanding used for purposes of calculating GAAP earnings per share. Further information regarding the non-GAAP financial measures included in this press release is contained in the attachments.
To supplement the Company’s consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company’s core operating results and thus are appropriate to enhance the overall understanding of the Company’s past financial performance and its prospects for the future. These adjustments to the Company’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company’s underlying operational results, trends and performance.
About Financial Engines
Financial Engines is a leading independent investment advisor committed to providing everyone the trusted retirement help they deserve. The Company helps investors with their total retirement picture by offering personalized retirement plans for saving, investment, and retirement income. To meet the needs of different investors, Financial Engines offers both Online Advice and Professional Management. Co-founded in 1996 by Nobel Prize-winning economist Bill Sharpe, Financial Engines works with America’s leading employers and retirement plan providers to make retirement help available to millions of American workers. For more information, please visit www.financialengines.com.
Forward-Looking Statements
This press release and its attachments contain forward-looking statements that involve risks, uncertainties and other factors concerning, among other things, Financial Engines’ (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy and the benefits of its non-GAAP financial measures. The Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements, and reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release and its attachments include, but are not limited to, our reliance on fees earned on the value of assets we manage for a substantial portion of our revenue, the impact of the financial markets on our revenue and earnings, unanticipated delays in rollouts of our services, our ability to increase enrollment, our ability to introduce new services and accurately estimate the impact of any future services on our business, our relationships with plan providers and plan sponsors, the fees we can charge for our Professional Management service, our reliance on accurate and timely data from plan providers and plan sponsors, system failures, errors or unsatisfactory performance of our services, our reputation, our ability to protect the confidentiality of plan provider, plan sponsor and plan participant data and other privacy concerns, acquisition activity involving plan providers or plan sponsors, our ability to compete and risks associated with our fiduciary obligations. More information regarding these and other risks, uncertainties and factors is contained in the section entitled “Risk Factors” in the Company’s Prospectus dated March 15, 2010, which is on file with the Securities and Exchange Commission (“SEC”) and available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.financialengines.com/. Additional information will also be set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which will be filed with the SEC in the second quarter of 2010. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 11, 2010 and unless required by law, Financial Engines undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Our investment advisory and management services are provided through our subsidiary, Financial Engines Advisors, L.L.C., a federally registered investment adviser. References in this press release to “Financial Engines,” “our company,” “we,” “us” and “our” refer to Financial Engines, Inc. and its consolidated subsidiaries during the periods presented unless the context requires otherwise.

Financial Tables
FINANCIAL ENGINES, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	December 31,	March 31,
	2009	2010

Assets
Current assets:
Cash and cash equivalents	$20,713	$100,195
Accounts receivable, net	17,975	19,258
Prepaid expenses	1,922	2,294
Other current assets	3,391	1,742

Total current assets	44,001	123,489
Property and equipment, net	2,558	2,649
Internal use software, net	8,743	9,700
Other assets	3,050	3,085

Total assets	$58,352	$138,923

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$7,579	$7,559
Accrued compensation	9,101	4,986
Deferred revenue	7,354	9,220
Bank borrowings and note payable	3,333	7,222
Other current liabilities	72	83

Total current liabilities	27,439	29,070
Bank borrowings	4,722	—
Deferred revenue	1,487	1,386
Other liabilities	438	421

Total liabilities	34,086	30,877

Stockholders’ equity:
Convertible preferred stock, $0.0001 par value — 24,192,000 and 10,000,000 authorized as of December 31, 2009 and March 31, 2010, respectively; 22,441,623 and 0 shares issued and outstanding as of December 31, 2009 and March 31, 2010, respectively; Aggregate liquidation preference of $139,404 and $0 as of December 31, 2009 and March 31, 2010, respectively	2	—
Common stock, $0.0001 par value. 47,650,000 and 500,000,000 authorized; 10,647,233 and 41,314,930 shares issued at December 31, 2009 and March 31, 2010, respectively; 10,647,233 and 41,314,930 shares outstanding at December 31, 2009 and March 31, 2010, respectively	1	4
Additional paid-in capital	182,018	264,145
Deferred compensation	(394)	(334)
Accumulated deficit	(157,361)	(155,769)

Total stockholders’ equity	24,266	108,046

Total liabilities and stockholders’ equity	$58,352	$138,923

FINANCIAL ENGINES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2010
Revenue:
Professional management	$9,593	$16,611
Platform	7,220	7,177
Other	595	556

Total revenue	17,408	24,344

Costs and expenses:
Cost of revenue (exclusive of amortization of internal use software)	6,601	8,470
Research and development	3,688	4,470
Sales and marketing	5,360	6,290
General and administrative	1,842	2,599
Amortization of internal use software	638	728

Total costs and expenses	18,129	22,557

Income (loss) from operations	(721)	1,787
Interest expense	(184)	(73)
Interest and other income, net	27	1

Income (loss) before income taxes	(878)	1,715
Income tax expense (benefit)	(162)	123

Net income (loss)	(716)	1,592
Less: Stock dividend	—	5,480

Net loss attributable to holders of common stock	$(716)	$(3,888)

Net loss per share attributable to holders of common stock
Basic	$(0.07)	$(0.25)
Diluted	$(0.07)	$(0.25)

Shares used to compute net loss per share attributable to holders of common stock
Basic	9,997	15,825
Diluted	9,997	15,825

FINANCIAL ENGINES, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2010
Cash flows from operating activities:
Net income (loss)	$(716)	$1,592
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	478	438
Amortization of internal use software	620	696
Amortization of stock-based compensation	1,584	1,937
Amortization of deferred sales commissions	268	319
Amortization and impairment of direct response advertising	—	162
Fair value adjustment of convertible warrant	(23)	—
Provision for doubtful accounts	21	52
Excess tax benefit associated with stock-based compensation	—	(61)
Changes in operating assets and liabilities:
Accounts receivable	(1,084)	(1,335)
Prepaid expenses	62	(334)
Other assets	(137)	(428)
Accounts payable	(652)	(550)
Accrued compensation	1,724	(4,115)
Deferred revenue	1,335	1,766
Other liabilities	(8)	(3)

Net cash provided by operating activities	3,472	136

Cash flows from investing activities:
Purchase of property and equipment	(76)	(525)
Capitalization of internal use software	(1,127)	(1,577)

Net cash used in investing activities	(1,203)	(2,102)

Cash flows from financing activities:
Payments on term loan payable	—	(833)
Payments on capital lease obligations	(5)	(3)
Net share settlements for stock-based awards minimum tax withholdings	(300)	(12)
Excess tax benefit associated with stock-based compensation	—	61
Proceeds from issuance of common stock, net of offering costs	1	82,235

Net cash provided by (used in) financing activities	(304)	81,448

Net increase in cash and cash equivalents	1,965	79,482
Cash and cash equivalents, beginning of period	14,857	20,713

Cash and cash equivalents, end of period	$16,822	$100,195

Supplemental cash flows information:
Income taxes paid	$6	$942
Interest paid	199	108
Non-cash investing and financing activities:
Stock dividend	—	5,480
Capitalized stock-based compensation for internal use software	96	109
Capitalized stock-based compensation for direct response advertising	—	23
Accounts payable for purchases of property and equipment	70	152
Accounts payable for initial public offering issuance costs	—	1,701

Financial Engines, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results

	Quarter Ended March 31,
	2009	2010
	(In thousands)
Non-GAAP Adjusted EBITDA
Net income (loss)	$(716)	$1,592
Interest expense, net	179	72
Income tax expense (benefit)	(162)	123
Depreciation	478	438
Amortization of internal use software	620	696
Amortization of direct response advertising	—	162
Amortization of deferred sales commissions	268	319
Stock-based compensation expense	1,584	1,937

Non-GAAP Adjusted EBITDA	$2,251	$5,339

	Quarter Ended March 31,
	2009	2010
	(In thousands, except per share amounts)
Non-GAAP Adjusted Net Income
Net income (loss)	$(716)	$1,592
Stock-based compensation expense, net of tax (1)	1,292	1,798

Non-GAAP Adjusted Net Income	$576	$3,390

Non-GAAP Adjusted Earnings Per Share	$0.01	$0.08

Shares of common stock outstanding	40,262	40,784
Dilutive restricted stock and stock options	2,369	4,026

Non-GAAP adjusted common shares outstanding	42,631	44,810

(1)	For the three months ended March 31, 2009 and 2010, we have adjusted stock-based compensation at our effective tax rates of 18% and 7%, respectively.